                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                VDI MEDIA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   VDI MEDIA
                             6920 SUNSET BOULEVARD
                          HOLLYWOOD, CALIFORNIA 90028

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 1998

                            ------------------------

To the Shareholders of VDI Media:

    Notice is hereby given that the Annual Meeting of Shareholders of VDI Media (the "Company") will be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California on June 2, 1998, at 12:00 p.m., local time, to consider and vote upon the following matters:

    1.  The election of directors;

    2. The approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998; and

    3. Such other business as may properly come before the meeting or any adjournment(s) thereof.

    Information concerning these matters, including the names of the nominees for the Company's Board of Directors (the "Board"), is set forth in the attached Proxy Statement, which is a part of this Notice.

    The Board fixed April 30, 1998 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

    The Board urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

    Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote to which such proxy pertains. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy executed by you, or by attending the Annual Meeting and voting in person. The dates contained on the forms of proxy presumptively determine the date of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                                          By Order of the Board of Directors

                                          R. Luke Stefanko

                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT

May 6, 1998

    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                   VDI MEDIA
                             6920 SUNSET BOULEVARD
                          HOLLYWOOD, CALIFORNIA 90028

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors (the "Board") of VDI Media, a California corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California, on June 2, 1998, at 12:00 p.m., local time, and any postponement(s) and adjournment(s) thereof (the "Annual Meeting").

    The Company's principal executive offices are located at 6920 Sunset Boulevard, Hollywood, California, and its telephone number is (213) 957-5500.

    This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) and Annual Report to Shareholders are being first mailed to shareholders on or about May 6, 1998. The Company will bear the costs of soliciting proxies. The Company may use the services of its directors, officers and other regular employees to solicit proxies personally or telephonically. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

    The proxy will be voted in accordance with the instructions therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: for the election of the director nominees listed in the Proxy Statement (the "Nominees"), for the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998 and in their discretion as to any other business that may properly come before the Annual Meeting. The Board does not know of any other business to be brought before the Annual Meeting.

    The proxy will continue in full force and effect unless and until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary at the address indicated above, stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

GENERAL INFORMATION

    The Board has fixed April 30, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the end of business on the Record Date, 9,769,618 shares of the Company's common stock, no par value (the "Common Stock"), were outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only class of stock of the Company entitled to vote at the Annual Meeting.

    Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Annual Meeting.

    Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. With respect to the election of directors, the five Nominees receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date will be necessary for the approval of the remaining matters to be voted upon. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

    Shareholders do not have dissenters' rights of appraisal under California law with respect to any of the matters to be acted upon at the Annual Meeting.

    The holders in excess of a majority of the outstanding shares of Common Stock on the Record Date have notified the Company that they intend to vote their shares at the Annual Meeting in favor of all of the matters set forth above.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth information as of the Record Date concerning the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's current directors, (iii) each of the Named Executives (as hereinafter defined) and (iv) the Chief Executive Officer and the four other most highly compensated officers of the Company who served in such capacities during 1997 (the "Named Executives") and all current directors, as a group. The address of each beneficial owner listed below is 6920 Sunset Boulevard, Hollywood, California, 90028

                                                                                   PERCENT OF
                                                                        COMMON       COMMON
                                                                         STOCK        STOCK
                                                                      BENEFICIALLY BENEFICIALLY
                                                                         OWNED        OWNED
                                                                      -----------  -----------
R. Luke Stefanko....................................................   2,369,400(1)      24.3%
Donald R. Stine.....................................................     310,444         3.2%
Thomas J. Ennis.....................................................       2,500(2)         (5)
Edward M. Philip....................................................       5,000(3)         (5)
Russell R. Ruggieri.................................................       2,500(2)         (5)
Steven J. Schoch....................................................       5,000(3)         (5)
Steven W. Terry.....................................................       5,200(4)         (5)
All directors and executive officers as a group (7 persons).........   2,700,044        27.6%

------------------------

(1) Includes 105,000 shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the date hereof.

(2) Includes 2,500 shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 2,500 options which are not currently exercisable or exercisable within 60 days of the date hereof.

(3) Includes 5,000 shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 10,000 options which are not currently exercisable or exercisable within 60 days of the date hereof.

(4) Includes 5,000 shares of Common Stock subject to options which are currently exercisable or exercisable within 60 days of the date hereof, and excludes 5,000 options which are not currently exercisable or exercisable within 60 days of the date hereof.

(5) Less than 1%.

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, the Board consists of five directors. All Nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected.

    The Board proposes the election of the following Nominees as members of the
Board:

                                R. Luke Stefanko
                                Donald R. Stine
                                Thomas J. Ennis
                                Edward M. Philip
                                Steven J. Schoch

    If elected, the Nominees are expected to serve until the Annual Meeting for the year ending December 31, 1998 or until their successors are duly elected and qualified.

    Unless otherwise marked, proxies received will be voted "FOR" the election of each of the Nominees named above. If such person is unable or unwilling to serve as a Nominee for the office of director at the date of the Annual Meeting, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy. The Board has no reason to believe that any such Nominee will be unwilling or unable to serve if elected a director.

INFORMATION WITH RESPECT TO NOMINEES

    The following table sets forth certain information with respect to the Nominees as of the Record Date.

NAME                                  AGE      DIRECTOR SINCE                             POSITION
--------------------------------      ---      ---------------  -------------------------------------------------------------
R. Luke Stefanko................          37           1990     Chairman of the Board, Chief Executive Officer, President and
                                                                  Director
Donald R. Stine*................          36           1996     Chief Financial Officer, Secretary and Director
Thomas J. Ennis.................          39           1996     Vice President of Sales and Marketing and Director
Edward M. Philip*+..............          32           1997     Director
Steven J. Schoch*+..............          39           1997     Director

------------------------

*   Member of the Audit Committee

+   Member of the Compensation Committee

    R. LUKE STEFANKO has been Chief Executive Officer and a director since he co-founded the Company in 1990. Mr. Stefanko was appointed President on April 1, 1996 and was elected to the newly-created position of Chairman of the Board in May 1996. Mr. Stefanko has more than 18 years of experience in the videotape duplication and distribution industry, including serving as a director and Vice President/Operations of A.M.E., Inc., a video duplication company, from 1979 to January 4, 1990. Mr. Stefanko is Mr. Stine's brother-in-law.

    DONALD R. STINE has been Chief Financial Officer and Secretary of the Company since he joined the Company in August 1994 and became a director in May 1996. Mr. Stine was a Director of Finance for The Walt Disney Company from 1988 to 1994. Mr. Stine is a director of Sight Effects, Inc., a privately held production and computer animation company. Mr. Stine is Mr. Stefanko's brother-in-law.

    THOMAS J. ENNIS joined the Company as a consultant in August 1995 and has been Vice President of Sales and Marketing since March 1996 and a director since May 1996. Prior to joining the Company,

Mr. Ennis served as Vice President of Sales and Infomercial Services at Starcom Television Services from 1990 to 1995.

    EDWARD M. PHILIP became a director of the Company in February 1997. Mr. Philip is the Chief Operating Officer and Secretary of Lycos, Inc., an Internet services company and has served in this capacity since December 1995. From July 1991 to December 1995, Mr. Philip was employed with The Walt Disney Company where he served in various finance positions, most recently as Vice President and Assistant Treasurer.

    STEVEN J. SCHOCH became a director of the Company in February 1997. Mr. Schoch is Vice President and Treasurer of Times Mirror Corporation ("Times Mirror"). In addition, Mr. Schoch serves as President and Chief Executive Officer of Times Mirror Resource Management Company, a division of Times Mirror. Prior to joining Times Mirror in December 1995, Mr. Schoch was Vice President and Treasurer of Euro Disney S.C.A., an affiliate of The Walt Disney Company. He joined The Walt Disney Company in 1991 as Director of Corporate Finance, and was promoted to Vice President and Assistant Treasurer in 1992 prior to his appointment at Euro Disney S.C.A. in 1994.

DIRECTORS' REMUNERATION

    Each director who is not an employee of the Company is paid a fee of $1,000 for each meeting of the Board attended. Members of the Board who are not employees of the Company receive stock option grants upon election or re-election. Directors are reimbursed for travel and other reasonable expenses relating to meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS; ATTENDANCE

    During the year ended December 31, 1997, the Board held three meetings.

    The Board has two standing committees, the Audit Committee and the Compensation Committee.

    The Audit Committee, which did not meet during the year ended December 31, 1997, consisted of Messrs. Philip, Schoch and Stine. The Audit Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures of the Company's financial reporting and (iii) the internal controls employed by the Company.

    The Compensation Committee, which held two meetings during the year ended December 31, 1997, consisted of Messrs. Philip and Schoch. The Compensation Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the Company's 1996 Incentive Stock Option Plan and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

    Each director attended at least 75 percent of all meetings of the Board and any committees of the Board to which he was assigned that were held during the year ended December 31, 1997.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE DIRECTORS NOMINATED HEREIN.

                               EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company as of the Record Date are set forth below:

NAME                                  AGE                               POSITION
--------------------------------      ---      ----------------------------------------------------------
R. Luke Stefanko................          37   Chief Executive Officer and President
Donald R. Stine.................          36   Chief Financial Officer and Secretary
Clarke W. Brewer................          30   Corporate Controller
Thomas J. Ennis.................          39   Vice President of Sales and Marketing
Russell R.Ruggieri..............          47   Vice President of Engineering
Steven W. Terry.................          49   Vice President and General Manager of Operations

    The following sets forth the business experience, principal occupations and employment of each of the Named Executives who do not serve on the Board. See "Election of Directors--Information with Respect to Nominees" above for such information with respect to Messrs. Stefanko, Stine and Ennis.

    CLARKE W. BREWER joined the Company in August 1997 as the Corporate Controller. Prior to joining the Company, Mr. Brewer worked at The Walt Disney Company in various finance and accounting positions (most recently as a senior business planning executive) from 1993 to 1997. From 1990 to 1993, Mr. Brewer worked at KPMG Peat Marwick as a Certified Public Accountant.

    RUSSELL R. RUGGIERI joined the Company in 1990 as Director of Engineering and is currently serving as Vice President of Engineering. Mr. Ruggieri has over 24 years of experience in the television broadcasting and video duplication and distribution business.

    STEVEN W. TERRY has been Vice President and General Manager of Operations since he joined the Company in 1990. Mr. Terry has 28 years of experience in the video duplication and distribution industry, including positions held at Vidtronics, Companct Video and AME.

                             EXECUTIVE COMPENSATION

    The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended December 31, 1997, 1996 and 1995 by the Company to (i) its Chief Executive Officer and (ii) each of the Company's four other most highly compensated individuals who were serving as officers on December 31, 1997 and whose salary plus bonus exceeded $100,000 for such year (the persons described in (i) and (ii) above, the "Named Executives"). No bonuses or long term compensation awards were granted to any of the named executives for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION                                               YEAR     SALARY($)   OTHER COMPENSATION($)
----------------------------------------------------------------------  ---------  ----------  ---------------------
R. Luke Stefanko, Chief Executive Officer.............................       1997  $  273,000     $  1,170,000(1)
                                                                             1996     273,000          848,790(1)
                                                                             1995     273,000          138,177(1)

Donald R. Stine, Chief Financial Officer..............................       1997  $  120,000     $    151,615(2)
                                                                             1996     120,000           34,200(2)
                                                                             1995     120,000                0

Thomas J. Ennis, Vice President of Sales and Marketing................       1997  $  100,000     $     25,000(3)
                                                                             1996     100,000     $     25,000(3)
                                                                             1995                            0

Russell R. Ruggieri, Vice President of Engineering....................       1997  $  104,000                0
                                                                             1996     104,000                0
                                                                             1995                            0

Steven W. Terry, Vice President and General Manager of Operations.....       1997  $  114,400                0
                                                                             1996     114,400                0
                                                                             1995                            0

------------------------

(1) Includes $1,168,596, $847,386 and $136,773 paid by the Company to federal and state taxing authorities in 1997, 1996 and 1995, respectively, on behalf of Mr. Stefanko in such years to satisfy federal and state taxes owed by Mr. Stefanko by virtue of the Company's status as a Subchapter S Corporation (prior to February 1997) for federal and state tax purposes. Also includes $1,404 in premiums paid by the Company in each of 1997, 1996 and 1995 on a life insurance policy for the benefit of Mr. Stefanko.

(2) Represents payments by the Company to federal and state taxing authorities on behalf of Mr. Stine to satisfy federal and state taxes owed by Mr. Stine by virtue of the Company's status as a Subchapter S Corporation (prior to February 1997) for federal and state tax purposes.

(3) Represents an annual bonus of $25,000 paid by the Company to Mr. Ennis as provided for in his employment agreement.

    The following table sets forth individual grants of stock options made during fiscal year 1997 to each of the Named Executives (during 1997 no stock appreciation rights ("SARs") were awarded):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                                          ------------------------                   POTENTIAL REALIZABLE
                                                                         MARKET                    VALUE AT ASSUMED ANNUAL
                                            PERCENT OF                  PRICE OF                     RATES OF STOCK PRICE
                                           TOTAL OPTIONS                 COMMON                    APPRECIATION FOR OPTION
                                            GRANTED TO     EXERCISE     STOCK ON                             TERM
                                           EMPLOYEES IN      PRICE       DATE OF     EXPIRATION    ------------------------
NAME                          OPTIONS(#)    FISCAL YEAR     ($/SH)        GRANT         DATE           5%          10%
----------------------------  -----------  -------------  -----------  -----------  -------------  ----------  ------------
R. Luke Stefanko............     105,000          30.6%    $    7.00    $    7.00          2007    $  462,238  $  1,171,401
Donald R. Stine.............      72,000          21.0%    $    7.00    $    7.00          2007    $  316,963  $    803,246
Thomas J. Ennis.............       5,000           1.5%    $    7.00    $    7.00          2007    $   22,011  $     55,781
Russell R. Ruggieri.........       5,000           1.5%    $    7.00    $    7.00          2007    $   22,011  $     55,781
Steven W. Terry.............      10,000           2.9%    $    7.00    $    7.00          2007    $   44,023  $    111,562

    During fiscal year 1997, no stock options were exercised by any director or Named Executive. The following table sets forth the number and value of stock options outstanding as of December 31, 1997 for the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                       UNDERLYING          IN-THE-MONEY OPTIONS
                                                                   UNEXERCISED OPTIONS        AT FISCAL YEAR
                                                                  AT FISCAL YEAR END(#)          END($)(1)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
R. Luke Stefanko...............................................         105,000/0               $   276,150
Donald R. Stine................................................         72,000/0                $   189,360
Thomas J. Ennis................................................          0/5,000                $    13,150
Russell R. Ruggieri............................................          0/5,000                $    13,150
Steven W. Terry................................................         0/10,000                $    26,300

------------------------

(1) Assumes a market price equal to $9.63 per share, the average of the closing bid and asked price on the Nasdaq National Market on December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1997, the Company established a Compensation Committee whose members are Edward M. Philip and Steven J. Schoch. For information concerning certain transactions between the Company and certain directors, see "Certain Relationships and Related Transactions."

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report on executive compensation:

    The base salary to which each of the Company's executive officers is entitled is specified in such person's employment agreement (see "Employment Agreements" below) and was established pursuant to arm's-length negotiations with each executive officer, in part based on the subjective assessment of the Company, which included a number of factors, including experience, tenure and responsibility, and external factors, including similarly situated executives, geographic and economic conditions, based on information drawn from a variety of sources, including published survey data, information obtained from the media, and the Company's own experience in recruiting and retaining executives, although complete information is not easily obtainable.

    Arrangements for bonus compensation for the Company's executive officers are also negotiated individually with each executive officer and are generally fixed by contract. See "Employment Agreements" below.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally limits tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants described above). However, the Board of Directors does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future in light of available tax deductions to the Company and the requirements imposed by Section 162(m) and the proposed regulations thereunder for compensation to be fully deductible for income tax purposes.

EMPLOYMENT AGREEMENTS

    The Company entered into employment agreements with each of R. Luke Stefanko and Thomas J. Ennis, commencing June 27, 1996 and March 19, 1996, respectively. Mr. Stefanko's agreement has a term of five years ending in June 2001. The term of Mr. Ennis' agreement expired in March 1998. The Company exercised its option to extend Mr. Ennis' agreement for one year in March 1998. Under these agreements, the current annual salaries of Messrs. Stefanko and Ennis are $273,000 and $100,000, respectively. Mr. Stefanko's base salary increases each year in accordance with increases in the Consumer Price Index. Mr. Ennis' base salary does not change during the term of the agreement. These base salaries are subject to further annual increase if approved by the Compensation Committee. Mr. Stefanko is provided with an automobile expense reimbursement allowance and an annual allowance to cover premiums for life, health and disability insurance. Mr. Stefanko's employment agreement entitles him to receive quarterly bonus payments to the extent the Company achieves quarterly earnings per share results ratified by the Board of the Directors at the beginning of each year ("Targeted Earnings"). If the Company attains the Targeted Earnings with respect to a particular quarter, Mr. Stefanko shall receive a bonus payment of $6,250. If the Company's actual earnings per share are less than 75% of the Targeted Earnings, Mr. Stefanko is not entitled to a bonus. If the Company's actual earnings per share equal 125% or more of the Targeted Earnings, Mr. Stefanko shall receive an increased bonus payment (subject to a maximum payment in any quarter of $12,500). To the extent the Company's earnings per share equal between 75% and 125% of the Targeted Earnings, Mr. Stefanko shall be entitled to receive a pro-rated bonus payment in accordance with the range set forth above. Mr. Ennis is guaranteed an annual bonus payment in the amount of $25,000 under his employment agreement.

KEY EXECUTIVE SEVERANCE AGREEMENT

    Mr. Stefanko is party to a key executive severance agreement with the Company as part of his employment agreement. The key executive severance agreement provides that if Mr. Stefanko's employment is terminated without cause (as defined in the agreement), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if he is terminated within two years following a change in control of the Company, then he shall be entitled to receive payment of his full base salary for a period of two years, plus payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or
(ii) if his employment is terminated other than within two years following a change in control of the Company, then Mr. Stefanko shall be entitled to receive payment of his full base salary for the remainder of the term of his agreement, payment of the amount of bonuses, and continuation of benefits. A change in control of the Company is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group (other than Mr. Stefanko) of 25% or more of the outstanding voting securities of the Company, the approval by the shareholders of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board. In the event of a decrease in Mr. Stefanko's then current base salary, a removal from eligibility to participate in the Company's bonus plan and other events as described in the agreement, then Mr. Stefanko shall have the right to treat such event as a termination of his employment by the Company without cause and to receive the payments and benefits described above.

CORPORATE PERFORMANCE

    Set forth is a line graph comparing the stock price of the Company with that of the Standard and Poor's Nasdaq National Market Index and a Peer Group Index for the period commencing February 19, 1997 and ending December 31, 1997. The graph assumes that $100 was invested on February 19, 1997 in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS

                                        VDI MEDIA INC      NASDAQ (US)       PEER GROUP
2/19/97                                       $100.00          $100.00          $100.00
Mar-97                                         $98.21           $93.47           $91.23
Jun-97                                        $160.71          $110.61           $87.94
Sep-97                                        $185.71          $129.31           $95.54
Dec-97                                        $137.50          $121.28           $77.99
YEARS ENDING

Notes:

    A. The Peer Group Index consists of Digital Generation Systems Inc., Four Media Company and Todd A/O Corporation.

    Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report on Executive Compensation beginning on page 11 and the graph on page 14 shall not be incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Upon its formation in 1990 the Company elected to be treated as an S Corporation for federal income tax purposes which resulted in the taxable income of the Company being taxed directly to its shareholders rather than to the Company. Prior to the closing of the Company's initial public offering in February 1997, the Company's shareholders terminated the Company's S Corporation status. Shortly after the change in tax status, all the persons that were shareholders of the Company between January 1, 1997, through and including the date of such termination consented to allocate all of the Company's items of income, gain, loss, deduction, or credit for the 1997 taxable year between the short year for which the Company was treated as an S Corporation and the short year for which the Company is treated as a C corporation, on the basis of the Company's normal accounting method rather than on a pro rata basis. The Company maintains an accumulated adjustments account (the "AAA account") which currently holds its taxed but undistributed earnings. In connection with the consummation of the Company's initial public offering, the Company distributed the balance of the amount in the AAA account (approximately $5.6 million) to the Company's pre-initial public offering shareholders in respect of previously taxed and undistributed earnings of the Company. The Company intends to make the final S Corporation distribution of approximately $300,000 in September 1998.

    In 1994 the Company loaned Robert Semmer, a former executive officer of the Company, $253,000. This loan bore interest at an annual rate of 10.0% and was repaid in full on March 31, 1997.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Upon unanimous recommendation of the Board, the Company appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998. Services provided to the Company by Price Waterhouse LLP during the 1997 fiscal year included the examination of the Company's consolidated financial statements and consultations on various tax matters.

    Price Waterhouse LLP has been the Company's independent auditors since 1990. If the Shareholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                           PROPOSALS OF SHAREHOLDERS

    A proper proposal submitted by a shareholder for presentation at the Company's next Annual Meeting of Shareholders and received at the Company's executive offices a reasonable time in advance of such meeting will be included in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

    The Board is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                 MISCELLANEOUS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Form 10-K, as amended, for the year ended December 31, 1997 is hereby incorporated herein by this reference. A copy of the Company's Annual Report to Shareholders, which includes the Form 10-K/A, accompanies this Proxy Statement but shall not constitute proxy soliciting material.

Copies of the Form 10-K/A will be provided, without charge, to any shareholder of the Company. Written requests for a copy of the Form 10-K/A should be directed to Donald R. Stine, VDI Media, 6920 Sunset Boulevard, Hollywood, California 90028.

                                          By Order of the Board

                                          R. Luke Stefanko
                                          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT

PROXY                                                        Attachment A

                                  VDI MEDIA
                 ANNUAL MEETING OF SHAREHOLDERS--JUNE 2, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VDI MEDIA

     The undersigned hereby appoints R. Luke Stefanko and Donald R. Stine and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the "Common Stock"), of VDI Media (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 12:00 p.m., local time, on Tuesday, June 2, 1998, and any adjournments or postponements thereof, at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California 90028, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

     Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

     THE BOARD OF DIRECTORS OF VDI MEDIA RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2, EACH OF WHICH WERE PROPOSED BY THE BOARD OF DIRECTORS OF VDI MEDIA.

(1)  Election of five directors for a one year term.


         VOTE FOR               WITHHOLD         (TO WITHHOLD AUTHORITY TO
        all listed            AUTHORITY to        VOTE FOR ANY INDIVIDUAL
      Nominees except         vote for all      NOMINEE, WRITE THAT NOMINEE'S
     as indicated below         Nominees          NAME ON THE LINE BELOW.)

           [ ]                    [ ]


     NOMINEES: R. Luke Stefanko, Donald R. Stine, Thomas J.
     Ennis, Edward M. Philip and Steven J. Schoch

     --------------------------------------------------------------------------

(2) To ratify appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1998.

     FOR [ ]                AGAINST [ ]                ABSTAIN [ ]

         (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.

                         ----------------------------------------------------
                                               Signature


                         ----------------------------------------------------
                                               Date


                         ----------------------------------------------------
                                               Signature


                         ----------------------------------------------------
                                               Date

                                    Please date this card and sign your name exactly as it appears on this Proxy. If the Common Stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.


        PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.